UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011 (June 24, 2011)

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A updates information disclosed in a Current Report on Form 8-K filed by Smith Micro Software, Inc. (the “Company”) on June 24, 2011 (the “Original Report”) relating to the Company’s Annual Meeting of Stockholders held on June 23, 2011 (the “2011 Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Report, in an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers held at the 2011 Annual Meeting, a majority of shares were voted in favor of an annual advisory vote. The Company has considered the outcome of this vote and has determined, as was recommended with respect to this proposal by the Board of Directors in the proxy statement for the 2011 Annual Meeting, that the Company will include an annual advisory vote on the compensation of the Company’s named executive officers in its future proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: November 14, 2011	By:	/s/ Andrew C. Schmidt
Andrew C. Schmidt
Chief Financial Officer

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